PENN NATIONAL GAMING, INC.
825 BERKSHIRE BLVD.
SUITE 200
WYOMISSING, PA 19610

VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Penn National Gaming, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACHED AND RETURN THIS PORTION ONLY

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS

The Board of Directors recommends you vote FOR proposals 1 and 2:

	For	Against	Abstain
1. Approval of the issuance of shares of common stock of Penn National Gaming, Inc. ("Penn"), par value $0.01, to stockholders of Pinnacle Entertainment, Inc. ("Pinnacle") in connection with the Agreement and Plan of Merger dated as of December 17, 2017 by and among Penn, Franchise Merger Sub, Inc. and Pinnacle (the "share issuance proposal").	☐	☐	☐
2. Approval of the adjournment of the special meeting of Penn shareholders, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the share issuance proposal.	☐	☐	☐

For address change/comments, mark here. ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice, Joint Proxy Statement/Prospectus and form of Proxy Card are available at www.proxyvote.com. PENN NATIONAL GAMING, INC. SPECIAL MEETING OF SHAREHOLDERS, [--], 2018 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The shareholder(s) whose signature(s) appear(s) on the reverse side of this Proxy Form hereby appoint(s) Timothy J. Wilmott and Carl Sottosanti, and each of them, as attorneys and proxies, with full power of substitution, to vote on behalf of the shareholder(s) all of the shares of common stock of Penn National Gaming, Inc. (“Penn”), which the shareholder(s) would be entitled to vote at the special meeting of shareholders thereof to be held at [--] a.m., local time, on [--], 2018 at Penn’s executive offices at 825 Berkshire Blvd., Suite 200, Wyomissing, PA 19610 and at any and all postponements and adjournments thereof, upon the matters listed on the reverse side. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED HEREIN. WHERE A VOTE IS NOT SPECIFIED, THE PROXIES WILL VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS ON ALL MATTERS LISTED ON THIS PROXY, AND IN ACCORDANCE WITH THEIR JUDGMENT ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) PLEASE DATE AND SIGN ON THE OTHER SIDE AND RETURN THIS PROXY PROMPTLY.